UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2021

CROWN ELECTROKINETICS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39924	47-5423944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 NE Circle Blvd., Corvallis, OR	97330
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 674-3612

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CRKN	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2021, Crown Electrokinetics Corp., a Delaware corporation (the “Company”) entered into a Master Supply Agreement (“MSA”) with Hudson Pacific Properties, L.P. (“HPP”), to install its Smart Window Inserts powered by DynamicTintTM in HPP office buildings.

The MSA provides the master terms and conditions under which Crown would supply units in order to retrofit certain windows at locations indicated in the purchase orders. In the future, the parties may enter into multiple specific transactions by executing purchase orders for additional buildings.

The foregoing summary of the MSA is qualified in its entirety by reference to the full text of the MSA, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Master Supply Agreement, dated December 23, 2021, between Hudson Pacific Properties, L.P. and Crown Electrokinetics Corp.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2021

CROWN ELECTROKINETICS CORP.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer